CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our reports dated July 29, 1997 on the financial statements of the Capital Reserves Portfolio and the Money Reserves Portfolio, series of Alliance Capital Reserves, referred to therein in Post- Effective Amendment No. 31 to the Registration Statement on Form N-1A, File No. 2-61564, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants."



New York, New York
October 28, 1997

































00250122.AH8